UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Idera Pharmaceuticals, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 70,000,000 shares to 140,000,000 shares. The increase in the number of authorized shares of the Company’s common stock was effected pursuant to a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on June 13, 2012. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting, the Company’s stockholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class II directors for terms expiring at the 2015 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Robert W. Karr, M.D.	12,622,865	5,452,451	3,680,299
Malcolm MacCoss, Ph. D.	17,884,143	191,173	3,680,299

2. The amendment to the Company’s Restated Certificate of Incorporation was approved.

For:	20,305,868
Against:	1,429,899
Abstain:	15,170
Broker Non-Votes:	4,678

3. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	17,674,908
Against:	392,374
Abstain:	8,084
Broker Non-Votes:	3,680,249

4. The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012 was ratified.

For:	21,725,846
Against:	26,298
Abstain:	3,471

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Idera Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: June 15, 2012	By:	/s/ Louis J. Arcudi, III

Louis J. Arcudi, III
Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Idera Pharmaceuticals, Inc.